                                                                    EXHIBIT 11


                            GENCOR INDUSTRIES, INC.

                     COMPUTATIONS OF NET INCOME PER SHARE


                                                  Three Months Ended                Six Months Ended
                                                        March 31,                        March 31,
                                                --------------------------       ---------------------------
                                                   1996            1995             1996             1995
                                                ----------      ----------       ----------       ----------
Earnings per share
- ------------------
Net income                                      $1,250,000      $1,443,000          577,000       $1,651,000
                                                ==========      ==========       ==========       ==========
Average number of shares outstanding             1,780,364       1,772,864        1,778,520        1,692,366
                                                ==========      ==========       ==========       ==========
Net income per share                            $     0.70      $     0.81       $     0.32       $     0.98
                                                ==========      ==========       ==========       ==========

Additional primary computation
- ------------------------------

Average number of shares outstanding             1,780,364       1,772,864        1,778,520        1,692,366
Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                            10,093          37,590           10,615           29,289
                                                ----------      ----------       ----------       ----------

Average number of shares outstanding,
  as adjusted                                    1,790,457       1,810,454        1,789,135        1,721,655
                                                ==========      ==========       ==========       ==========

Net income per share                            $     0.70(A)   $     0.80(A)    $     0.32(A)    $     0.96(A)
                                                ==========      ==========       ==========       ==========

Additional fully diluted computation
- ------------------------------------

Average number of shares outstanding             1,780,364       1,772,864        1,778,520        1,692,366

Add dilutive effect of outstanding options
  (as determined by the application of the
  treasury stock method)                            10,147          37,590           10,615           29,289
                                                ----------      ----------       ----------       ----------

Average number of shares outstanding,
  as adjusted                                    1,790,511       1,810,454        1,789,135        1,721,655
                                                ==========      ==========       ==========       ==========

Net income per share                            $     0.70(A)   $     0.80(A)    $     0.32(A)    $     0.96(A)
                                                ==========      ==========       ==========       ==========

(A) This calculation is submitted in accordance with Regulations S-K Item 601
    (b)(11), although it is not required by footnote to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.